EXHIBIT 10.5


                       HYDRO ENVIRONMENTAL RESOURCES, INC.
                                 AWARD AGREEMENT


     THIS AWARD AGREEMENT (the "Agreement") is made and entered into this ___ day of ______________, 200__, by and between HYDRO ENVIRONMENTAL RESOURCES, INC., a Nevada corporation (the "Company"), and ___________________________ (the "Grantee"), pursuant to the Company's 2002 Stock Incentive Plan (the "Plan"). The Company and Grantee agree as follows:

     1. Defined Terms. The terms defined in the Plan shall have the same defined meanings herein.

     2. Governing Plan Document. This Agreement and the Award hereunder are in all respects subject to the provisions of the 2002 Stock Incentive Plan, which provisions are incorporated herein by reference. It also is subject to all interpretations, amendments, rules, and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

     3. Grant of Award. The Company shall issue to Grantee upon the terms and conditions of this Agreement ___________ (___) shares of Restricted Stock as of the Grant Date.

     4. Grant Date. The grant date for this award is _______________, 200__ (the "Grant Date").

     5. Securities Law Compliance. Grantee may not sell or otherwise dispose of the Restricted Stock issued hereunder unless the Restricted Stock is registered under the Securities Act of 1933, as amended (the "Act"), or, if such Restricted Stock is not so registered, the sale or other disposition is exempt from the registration requirements of the Act. Grantee's sale or other disposition of the Restricted Stock also shall comply with any other laws and regulations governing such Restricted Stock and its sale or other disposition.

     6. Withholding. Upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the Restricted Stock issued hereunder, Grantee shall pay to the Company amounts necessary to satisfy any applicable federal, state, or local withholding tax requirements. If Grantee fails to pay any amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to Grantee, including salary, subject to applicable law.

     7. No Effect on Terms of Employment/Consulting Relationship. This Agreement shall not confer upon Grantee any right with respect to Grantee's Continuous Service or interfere in any way with Grantee's right or the Company's right to terminate Grantee's Continuous Service at any time, with or without cause.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                     COMPANY:

                                     HYDRO ENVIRONMENTAL RESOURCES, INC.,
                                     a Nevada corporation


                                     By:
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                                     Title:
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                                     GRANTEE:

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                                     By:
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                                     Title:
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